CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 of Invesco QQQ TrustSM, Series 1 of our report dated December 14, 2018, relating to the financial statements and financial highlights of Invesco QQQ TrustSM, Series 1, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

January 28, 2019